EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), is made and entered into as of September 23, 2011, by and between Integrated Environmental Technologies, Ltd., a Nevada corporation (the “Seller”), E. Wayne Kinsey, III (“Kinsey”), Zanett Opportunity Fund, Ltd. (“Zanett”) and the purchasers that are now and hereafter at any time parties hereto (each a “Purchaser” and collectively, the “Purchasers”), and Kinsey as administrative agent for Purchasers (in such capacity, “Agent”), and sets forth the terms and conditions of the sale and purchase of a $400,000 8% Convertible Secured Promissory Note to Kinsey (the “Kinsey Note”) and a $100,000 8% Convertible Secured Promissory Note to Zanett (the “Zanett Note”), each substantially in the form attached hereto as Exhibit A (the Kinsey Note and the Zanett Note are collectively referred to herein as the “Notes”).

WHEREAS, the Seller desires to issue and sell to the Purchasers, and the Purchasers desire to purchase and accept from the Seller, the Notes in the form of Exhibit A, on the terms and subject to the conditions set forth herein, the obligations of which of the Seller are secured by the Borrower Security Agreement and the Subsidiary Guaranty, each dated as of the date hereof and attached as Exhibits B and C, respectively (the “Security Documents”);

WHEREAS, the Seller desires to grant to the Purchasers certain registration rights in respect to the shares of Seller’s common stock, par value $.001 per share (“Common Stock”), that may be acquired on the conversion of the Note, which registration rights shall have the terms and be subject to the conditions set forth in the Amended and Restated Registration Rights Agreement attached hereto as Exhibit D (the “Registration Rights Agreement”; this Agreement, the Note, the Security Documents, and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”); and

WHEREAS, the Seller and the Purchasers desire to make certain representations, warranties and agreements in connection with the purchase and sale of the Notes contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           Purchase and Sale of the Notes.

1.1.1           Subject to the terms of this Agreement, the Seller agrees to and does hereby issue, sell and deliver the Notes to the applicable Purchaser at the Closing (as defined herein), and each Purchaser agrees to and does hereby purchase and accept its applicable Note from the Seller.

1.1.2           Subject to the terms of this Agreement, Kinsey hereby agrees to pay to Seller, by check or wire transfer to the account of Seller, $400,000 at Closing.

1.1.3           Subject to the terms of this Agreement, Zanett hereby agrees to pay to Seller, by check or wire transfer to the account of Seller, $100,000 at Closing.

1.1.4           Purchaser’s Percentage.  As used herein, calculations involving “ratably” and pro rata” shall be based on a Purchaser’s percentage as provided below:

Purchaser	Percentage
Kinsey:	80%
Zanett:	20%

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Purchaser as follows:

2.1           Organization, Standing and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  Seller is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of Seller's properties, owned or leased, or the nature of its activities makes such qualification or license necessary, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a material adverse effect, in light of all circumstances prevailing at the time, on the business, assets, condition (financial or otherwise), operations, performance, properties or prospects of the Seller and I.E.T. (as hereinafter defined) taken as a whole.

2.2           Authority; No Defaults.  Seller has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller.  The Transaction Documents have been executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of Seller is subject or by which Seller is bound, the effect of which would be materially adverse to Seller.  To the Knowledge of Seller (as hereinafter defined), Seller is not, nor has it been alleged to be, in material violation or default of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a “Governmental Entity”), relating to or affecting the operation, conduct or ownership of the property or business of Seller.  For purposes of this Agreement, “Knowledge of Seller” means the actual knowledge of David R. LaVance, the Seller’s Chairman, President and Chief Executive Officer, and/or Thomas S. Gifford, the Seller’s Executive Vice President, Chief Financial Officer and Secretary.

2.3           Approvals.  There is no legal impediment to the execution and delivery of the Transaction Documents by Seller or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by Seller of the transactions contemplated thereby.

2.4           Litigation.  As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened against or affecting Seller (or any of its respective officers or directors in connection with the business of Seller), nor is there any outstanding judgment, order, writ, injunction or decree against Seller, which judgment would have a material adverse effect on Seller.  Seller is not subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any on-going obligations, whether prohibitory or mandatory in nature, the performance of which would have a material adverse effect on Seller.

2.5           Capitalization.  Seller has authorized capital stock of 200,000,0001 shares of Common Stock, par value $.001 per share, of which there are 118,963,2912 shares issued and outstanding.  All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable.  None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of Seller.  As of the date hereof, the Seller has reserved for issuance (i) an aggregate of 1,350,000 shares of Common Stock issuable upon the exercise of outstanding stock options, (ii) an aggregate of 36,805,643 shares of Common Stock issuable upon the exercise of outstanding warrants , (iii) 5,573,750 shares of Common Stock issuable upon the conversion of outstanding convertible securities other than those listed in (i) and (ii) above, and (iv) 340,500 shares of Common Stock to be issued to a consultant, an employee, and a former employee for services rendered.  Except as set forth described above in (i), (ii) and (iii), there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Seller or contracts, commitments, understandings or arrangements by which Seller is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.  All of the Common Stock issued upon the conversion of the Notes will be fully paid, non-assessable and free and clear of any preemptive rights and Encumbrances.  As used in this Agreement, the term “Encumbrance” means and includes (i) any security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice or record.

 1 As represented on the June 30, 2011 balance sheet included in the Seller’s quarterly report on Form 10-Q for the quarter ended June 30, 2011.
 2 Id.

2.6           Subsidiary.  I.E.T., Inc., a Nevada corporation and wholly-owned subsidiary of the Seller (“I.E.T.”), is the Company’s only subsidiary.  I.E.T. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification or license necessary, unless the failure to be so licensed or qualified would not have a material, adverse effect on Seller.  All outstanding shares of capital stock of I.E.T. were duly and validly issued and are fully paid, non-assessable and owned by Seller or a subsidiary of Seller, free and clear of all Encumbrances.  There are no options, warrants or other rights, agreements or commitments (including preemptive rights) obligating Seller or I.E.T. to issue, to sell or to transfer any shares of their capital stock or other securities.

2.7           Liabilities.  Except as set forth in the Seller’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, Seller has no liabilities or obligations, either accrued, absolute, contingent, or otherwise that have a material adverse effect on the value or business of Seller, and, to the Knowledge of Seller, there is no potential liability that the Seller reasonably believes would likely result in a material adverse effect on the value or business of the Seller.

2.8           Licenses, Permits, Authorizations, Etc.  Seller holds all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type required to operate its business as presently conducted, except for those approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits which if not obtained or maintained could not reasonably be expected to have a material adverse effect, in light of all circumstances prevailing at the time, on the business, assets, condition (financial or otherwise), operations, performance, properties or proposals of the Seller and I.E.T. taken as a whole.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit.

2.9           Title to Assets; Encumbrances.

2.9.1           Seller has good and indefeasible title to its assets, whether real, personal or intangible, free and clear of all Encumbrances except (i) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by Seller in the financing of equipment, office space, furniture and computers in each case in the ordinary course of its business, (iv) easements, rights of way, encroachments or other reductions or matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used and (v) the security interest in the Seller’s assets granted to the RHI Family Trust in connection with the loan to the Seller of $250,000 by the RHI Family Trust which is evidenced by a promissory note issued by the Seller on April 12, 2010.

2.9.2           There are no parties in possession of any of the assets of Seller except for customers who have entered into operating leases with the Seller for the use of the Seller’s products or potential customers who are evaluating the Seller’s products on a trial basis.  Except as set forth in the prior sentence, Seller enjoys full, free and exclusive use and quiet enjoyment of its assets and its rights pertaining thereto.  Seller enjoys peaceful and undisturbed possession under all leases under which it is a lessee, and all such leases are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

2.10           Taxes and Returns.  Seller has filed all required tax returns and reports.  Seller has paid all taxes, assessments and governmental charges and penalties which it has incurred, except such as are being or may be contested in good faith.  Seller is not delinquent in the payment of any tax, assessment or governmental charge.  No deficiencies for any taxes have been proposed, asserted, or assessed against Seller, and no requests for waivers of the time to assess any such tax are pending.  For the purposes of this Agreement, the term “tax” (including, with correlative meaning, the terms “taxes” and “taxable”) shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

2.11           Insurance.  Each policy of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance (except group, health and life policies) and each bond issued or posted by any Person with respect to any operations or other activities of Seller is, to the Knowledge of Seller, the legal, valid and binding obligation of the insurer or bond issuer, enforceable in accordance with its terms, and is in an amount and provides for coverage as is customary in the ordinary business practices of Seller’s industry.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

3.1           Investment Intent.  The Notes are being acquired for each Purchaser's own account and not with a view to public distribution and each Purchaser acknowledges that the purchase and sale of its Note is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act.

3.2           Accredited Investor.  Each Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act.

3.3           Restricted Securities.  Each Purchaser acknowledges that neither the Notes, nor the shares of Common Stock (the “Shares”) issuable thereunder, have been registered under the Securities Act, and therefore cannot be sold or transferred unless either they are subsequently registered under the Securities Act (as well as under any applicable state securities laws) or an exemption from such registration is available.  The Notes and the Shares, if and when issued, will be "restricted securities" under Rule 144 promulgated under the Securities Act, and unless and until registered under the Act, the Notes and the Shares may be subject to limitations on resale set forth in Rule 144 or in administrative interpretations of the Securities Act by the Securities and Exchange Commission or in other rules and regulations in effect at the time of the proposed sale or other disposition of the Notes or the Shares.

Each representation is made by a Purchaser on its own behalf.  No Purchaser is responsible for representations by or about any other Purchaser.

ARTICLE IV
THE CLOSING

4.1           Time and Place.  The closing of the purchase and sale of the Notes (the “Closing”) will take place on a date agreed to by the parties (the “Closing Date”), at the offices of Gardere Wynne Sewell LLP, unless another time and place are agreed to by the parties.

4.2           Conditions to the Obligation of Seller.  The obligation of Seller to effect the Closing is subject to Kinsey delivering, or causing to be delivered, to Seller at the Closing $400,000 and Zanett delivering, or causing to be delivered, to Seller at the Closing $100,000.

4.3           Conditions to the Obligation of Purchasers.  The obligation of Purchaser to effect the Closing is subject to Seller delivering, or causing to be delivered, to Purchasers at the Closing the following:

4.3.1           a payoff letter in form and substance satisfactory to Agent executed by Ian L. Erdos, as Trustee of the RHI Family Trust stating the conditions for (i) satisfying all obligations of Seller under that certain promissory note of Seller dated April 12, 2010 in the original principal amount of $250,000 payable to the order of Ian L. Erdos, as Trustee of the RHI Family Trust, will be paid in full with proceeds received by the Seller from the sale of the Notes, and (ii) the release of all liens securing that note will be released;

4.3.2           copies, certified by the Secretary of Seller as of the Closing Date, of the Articles of Incorporation and bylaws of Seller and all amendments thereto;

4.3.3           copies, certified by a certificate of the Secretary of Seller as of the Closing Date, of resolutions duly adopted by the board of directors of Seller, authorizing the execution and delivery by Seller of the Transaction Documents and all other agreements or other documents contemplated thereby, the completion of the sale of the Notes and the taking of all such other corporate action as shall have been required as a condition to, or in connection with, the sale of the Notes;

4.3.4           this Agreement;

4.3.5           the Notes;

4.3.6           the Registration Rights Agreement; and

4.3.7           the Security Documents and any related financing statements.

.
ARTICLE V
AGENT

5.1           Authorization and Action.  Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints Kinsey as Agent hereunder and authorizes Kinsey to take such actions as Agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto.  Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent.  In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Seller, any of its subsidiaries, or any of their respective successors or assigns.  Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

5.2           Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

5.3           Exculpatory Provisions.  Neither Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by the Agent at the direction of the Required Purchasers), or (b) responsible in any manner to any of Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Seller to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV.  Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller.

5.4           Reliance.  Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by Agent.  Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of the Purchasers.  Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

5.5           Non-Reliance on Agent and Other Purchasers.  Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Seller and any of its subsidiaries, shall be deemed to constitute any representation or warranty by Agent.  Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and its subsidiaries and made its own decision to enter into this Agreement.  Each Purchaser agrees that Gardere Wynne Sewell LLP is acting in this transaction as special counsel to the Agent and Kinsey only.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Transaction Documents and the matters contemplated therein.

5.6           Agent in its Individual Capacity. Agent, and each of its affiliates may make loans to, purchase securities from, provide services to, and generally engage in any kind of business with Company or any of its subsidiaries as though Agent were not Agent hereunder.

5.7           Successor Agent.  Agent may, upon 45 days’ notice to Company and Purchasers, resign as Agent.  If Agent shall resign, then the Required Purchasers during such 45-day period shall appoint a successor Agent.  If for any reason no successor Agent is appointed by the Required Purchasers during such 45-day period, then effective upon the expiration of such 45-day period, Purchasers shall perform all of the duties of Agent hereunder and Company shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers.  After any Agent’s resignation hereunder as Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

5.8           Collections and Disbursements.  In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in the outstanding principal amount of the Notes owned by it, then such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage in the outstanding principal amount of the Notes owned by such Purchaser.

5.9           Consent of Purchasers.

5.9.1           Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Transaction Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Transaction Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.

5.9.2           Notwithstanding anything to the contrary contained in this Section 5.9, Agent shall not without the prior written consent of all Purchasers then holding Notes:  (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) compromise or settle all or a portion of the indebtedness under the Notes, (v) release any obligor from the indebtedness under the Notes except in connection with full payment and satisfaction of all indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 5.9(b).

5.9.3           Notwithstanding anything to the contrary contained in Section 5.9(a) hereof, and subject to any applicable limitation set forth in Section 5.9(b) hereof, Agent shall not, without the prior written consent of Required Purchasers:  (i) waive any Event of Default (as hereinafter defined); (ii) consent to the Company or any subsidiary taking any action that, if taken, would constitute an Event of Default under any of the other Transaction Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Transaction Documents.  An “Event of Default” under any one or more of the Notes shall constitute an “Event of Default” under this Agreement.

5.9.4           After an acceleration of the indebtedness under the Notes, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Transaction Documents and available at law or in equity to protect the rights of Agent and Purchasers and collect the indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against the Seller or any subsidiary or to collect the indebtedness under the Notes, or defending any and all actions brought by the Seller or any subsidiary or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent’s or any Purchaser’s rights or remedies.

5.10           This Article Not Applicable to the Seller.  This Article V is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Seller and all rights and obligations of Company (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article V.

ARTICLE VI
GENERAL PROVISIONS

6.1           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained in this Agreement shall survive the Closing until the lesser of:  (i) such time as the Notes are no longer outstanding and no Purchaser is an owner of any of the Shares or (ii) four years.

6.2           Notices.  All notices or other communications which are required or may be given under this Agreement shall be  in writing and shall be deemed to have been duly given when delivered in person,  transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other Person as may be designated by either party hereto in writing.

If to Seller:

Thomas S. Gifford, EVP and Chief Financial Officer
Integrated Environmental Technologies, Ltd.
4235 Commerce Street
Little River, South Carolina  29566
Fax: (843) 390-3900
If to Purchasers:

E. Wayne Kinsey, III
2801 Post Oak Blvd., Suite 400
Houston, Texas 77057
Fax: (713) 986-2501

With a copy (which shall not constitute notice) to:

Eric Blumrosen
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002
Fax: 713-276-6533

6.3           Miscellaneous.  This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas and (iv) may be executed in two or more counterparts which together shall constitute a single agreement.

6.4           Publicity.  Seller and Purchasers promptly shall advise and cooperate with the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release with respect to this Agreement or the explicit transactions contemplated hereby; provided, however, Purchasers understand that the Seller shall not be precluded from issuing any press release or release or file any other disclosure which may be required under applicable federal and state securities laws as reasonably determined by counsel to the Seller.  Notwithstanding the foregoing, without the prior consent of the applicable Purchaser, neither Seller nor any of its directors, officers, employees or agents shall issue any press release which includes the name of that Purchaser or any of that Purchaser's affiliates, except as may be required under applicable federal or state securities laws as reasonably determined by counsel to the Seller.

6.5           Assignment.  Any Purchaser may pledge, assign or otherwise transfer its rights under this Agreement and any of the other Transaction Documents, to the extent provided and in the manner set forth in any such other Transaction Documents, to any other party.  Seller's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of all of the Purchasers.

6.6           Schedules.  All statements contained in any exhibit, schedule, appendix, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

6.7           Counterparts.  This Agreement may be executed in one or more counterparts, each of which constitutes an original execution and, in the aggregate, constitute a single document.

6.8           Defined Terms.  The following terms when used in this Agreement have the following meanings:

6.8.1           “Person” means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

 6.8.2           “Required Purchasers” means, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 75% at such time.

SELLER’S SIGNATURE PAGE

IN WITNESS WHEREOF, Seller has signed this Agreement as of the date first written above.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By:	/s/Thomas S. Gifford
Name:	Thomas S. Gifford
Title:	Executive Vice President and Chief Financial Officer

PURCHASERS’ SIGNATURE PAGE

IN WITNESS WHEREOF, each Purchaser has signed this Agreement as of the date first written above.

By:	/s/E. Wayne Kinsey
E. WAYNE KINSEY, III

ZANETT OPPORTUNITY FUND, LTD

By:	/s/ Zachary McAdoo
Name:	Zachary McAdoo
Title:	President, McAdoo Capital, Investment Manager